Exhibit 99.2

BriaCell Therapeutics Announces Closing of Offering

Philadelphia & Vancouver, British Columbia – June 2, 2026 – BriaCell Therapeutics Corp. (Nasdaq: BCTX, BCTXL, BCTXZ) (TSX: BCT) (“BriaCell” or the “Company”), a clinical-stage biotechnology company developing novel immunotherapies to transform cancer care, today announced the closing of its best-efforts offering of 1,449,300 common shares. Each common share was sold at an offering price of $3.25 per share. All of the common shares in the offering were offered by the Company. Total gross proceeds from the offering, before deducting placement agent’s fees and other offering expenses, were approximately $4.7 million. The Company relied upon the exemption set forth in Section 602.1 of the TSX Company Manual, which provides that the TSX will not apply its standards to certain transactions involving eligible interlisted issuers on a recognized exchange, such as Nasdaq.

The Company intends to use the net proceeds from the offering for working capital requirements, general corporate purposes, and the advancement of business objectives.

ThinkEquity acted as the sole placement agent for the offering.

The securities described above were offered and sold by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-276650), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 22, 2024 and declared effective on January 31, 2024. The offering was made only by means of a written prospectus. A final prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC and can be accessed for free on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BriaCell Therapeutics Corp.

BriaCell is an immuno-oncology-focused biotechnology company developing targeted and effective approaches for the management of cancer. More information is available at https://briacell.com/.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on BriaCell’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and under “Risks and Uncertainties” in the Company’s other filings with the Canadian securities regulatory authorities and the U.S. Securities and Exchange Commission, all of which are available under the Company’s profiles on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. Forward-looking statements contained in this announcement are made as of this date, and BriaCell Therapeutics Corp. undertakes no duty to update such information except as required under applicable law.

Neither the Toronto Stock Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Toronto Stock Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information

Company Contact:

William V. Williams, MD

President & CEO

1-888-485-6340

info@briacell.com

Investor Relations Contact:

investors@briacell.com